EXHIBIT 99.1

Contact: Joe Hassett, SVP Gregory FCA Direct: 610-228-2110 Mobile: 484-686-6600

NUTRISYSTEM REPORTS 5% GROWTH IN THIRD QUARTER REVENUES

Quarterly earnings of 15 cents per share up 50% from comparable year ago before one-time charges Board of Directors declares dividend of 17.5 cents per share

Fort Washington, PA—October 28, 2013—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the third quarter 2013. The Company also announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable November 18, 2013, to shareholders of record as of November 7, 2013.

The following are financial highlights for the third quarter ended September 30, 2013:

·	Revenues for the quarter were $85.4 million, an increase of 5% from revenues of $81.3 million in the third quarter a year ago;

·	Supplier dispute over a historical contract settled, resulting in a one-time charge reducing gross margin by $5.0 million and earnings per share by $0.14;

·	Adjusted operating income, which is defined as operating income excluding the one-time supplier dispute charge, was $6.5 million, up 36% from $4.8 million in the third quarter of 2012. On a GAAP basis, operating income for the quarter was $1.5 million. A reconciliation of GAAP to non-GAAP measures is provided later in this press release;

·	Adjusted EBITDA for the quarter was $9.6 million, an increase of 8% from $8.9 million in the third quarter of 2012. Adjusted EBITDA is defined as net income excluding non-cash employee compensation, other expense, interest, income taxes, depreciation and amortization, and one-time charges;

·	Adjusted net income for the quarter was $4.3 million or $0.15 per share versus $2.9 million or $0.10 per share in the third quarter of 2012. Net income for the quarter was $356,000 or $0.01 per share; and

·	Cash, cash equivalents, and short term investments were $41.1 million at September 30, 2013. The Company had no borrowings outstanding under its bank facility.

Dawn Zier, President and Chief Executive Officer, said, “We are pleased with the continued progress of our turnaround. The year-over-year growth in acquisition revenues and customer starts across all channels for the quarter is a strong sign that our strategy is beginning to take hold. The sophisticated segmentation and targeting methodologies implemented over the past year not only attracted and reactivated more customers in the third quarter, but also increased length of stay and the corresponding lifetime value. And, the bottom line continues to reflect adjusted gross margin improvement as well as increased operating leverage."

Ms. Zier continued, “Over the last year, we have researched and demonstrated that the

Nutrisystem brand has strength and relevance across many platforms and configurations, as was seen with our expansion into retail. Consumers are giving us permission to do more with our brand. Consequently, based on our strategic wins and operational excellence over the past year, we are approaching this upcoming diet season with cautious optimism. Although there is still significant work that we need to do to realize our vision for the brand, with each quarter we grow increasingly confident that our plan will create both a strong Nutrisystem franchise and value for shareholders over the long term.”

Mike Monahan, Chief Financial Officer, said, “During the third quarter, the Company worked with a key supplier to settle a dispute connected to a legacy contract. Both companies worked diligently to resolve the matter, and ultimately we believe it was in the best interest of the Company and our shareholders to put the matter behind us so that we can continue to focus on executing our turnaround plan. As a result, the third quarter GAAP financials were impacted as we recorded a charge of $5 million, or $0.14 per share, in connection with the settlement of the dispute. There will be no impact on our financials going forward, and we will continue to work with the supplier in the future.”

Mr. Monahan continued, “Excluding the one-time charge, we achieved a number of important financial objectives in the quarter, including a 5% increase in revenues and a 400 basis point improvement in adjusted gross margins, generating nearly $10 million in adjusted EBITDA. These continued strong results are providing us with the resources to build the business and return cash to our shareholders. The upside in adjusted third quarter earnings per share has enabled us to increase our guidance for FY 2013. Adjusted earnings per share for nine months ended September 30, 2013 was $0.38. We are projecting fourth quarter earnings per share in the range of ($0.02) to $0.02, and expect year-over-year revenue growth in the mid-single digits in the fourth quarter.”

Conference Call and Webcast

Management will host a webcast to discuss third quarter 2013 financial results today at 4:30 PM Eastern time. The webcast will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of the Nutrisystem website (www.nutrisystem.com) and a replay will be available for 30 days. Interested parties unable to access the conference call via the webcast may dial 913-312-0677, and reference conference ID 2112826.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as fourth quarter and full year 2013 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem

Having helped Americans lose millions of pounds for over 40 years, Nutrisystem, Inc. (NASDAQ: NTRI) develops evidence-based programs for healthy weight management, and is the leading provider of home-delivered weight loss meal plans. Nutrisystem offers balanced nutrition in the form of low glycemic index meal plans designed for men and women, including seniors, vegetarians and the Nutrisystem® D® program for people with, or at risk for, type 2 diabetes. Nutrisystem® plans include a wide variety of pantry and frozen entrees and snacks to aid in program satisfaction and adherence, as well as transition plans to support long-term success. The Fort Washington, PA-based company also provides weight management support and counseling by trained weight-loss coaches and registered dietitians, as well as through an engaged online community, online tools and trackers, mobile apps, cookbooks and more. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2013	2012	2013	2012

REVENUE	$85,360	$81,276	$ 288,213	$334,353

COSTS AND EXPENSES:
Cost of revenue	47,627	43,835	147,696	180,783
Marketing	19,983	18,458	80,549	92,671
General and administrative	14,336	14,490	42,937	50,776
Depreciation and amortization	1,912	2,570	6,803	8,112
Total costs and expenses	83,858	79,353	277,985	332,342
Operating income	1,502	1,923	10,228	2,011
OTHER EXPENSE	0	0	0	(78)
INTEREST EXPENSE, net	(41)	(244)	(123)	(754)
Income before income taxes	1,461	1,679	10,105	1,179
INCOME TAX EXPENSE (BENEFIT)	1,105	(911)	4,030	(1,045)
Net income	$356	$2,590	$ 6,075	$2,224

BASIC INCOME PER COMMON SHARE	$0.01	$0.09	$ 0.21	$0.07
DILUTED INCOME PER COMMON SHARE	$0.01	$0.09	$ 0.21	$0.07

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,983	27,562	27,974	27,442
Diluted	28,261	27,801	28,160	27,642

DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$ 0.525	$0.525

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and par value amounts)

	September 30,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 18,353	$16,186
Short term investments	22,765	3,205
Receivables	9,281	8,487
Inventories	15,856	23,637
Prepaid income taxes	241	4,531
Deferred income taxes	2,158	2,969
Other current assets	4,251	7,160
Total current assets	72,905	66,175

FIXED ASSETS, net	27,195	28,003
OTHER ASSETS	5,100	4,228
Total assets	$ 105,200	$98,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 24,788	$23,192
Accrued payroll and related benefits	5,498	1,326
Deferred revenue	5,174	3,343
Accrued settlement	5,000	0
Other accrued expenses and current liabilities	7,298	6,911
Total current liabilities	47,758	34,772
NON-CURRENT LIABILITIES	3,243	3,525
Total liabilities	51,001	38,297

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no
shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000,000 shares authorized;
shares issued – 28,865,396 at September 30, 2013 and
28,631,464 at December 31, 2012)	29	29
Additional paid-in capital	22,011	18,466
Treasury stock, at cost, 141,342 shares at September 30, 2013 and
72,561 shares at December 31, 2012	(1,259)	(636)
Retained earnings	33,406	42,254
Accumulated other comprehensive income (loss)	12	(4)

Total stockholders’ equity	54,199	60,109

Total liabilities and stockholders’ equity	$ 105,200	$98,406

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	~~-------------------------------------~~
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,075	$2,224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,803	8,112
Loss on disposal of fixed assets	110	6
Share–based compensation expense	4,031	8,181
Deferred income tax benefit	(642)	(4,229)
Other non-cash charges	43	57
Changes in operating assets and liabilities:
Accrued interest	0	(11)
Receivables	(794)	6,221
Inventories	7,781	14,806
Other assets	2,952	5,207
Accounts payable	1,402	(11,052)
Accrued payroll and related benefits	4,172	2,927
Deferred revenue	1,831	(630)
Income taxes	4,264	3,063
Accrued settlement	5,000	0
Other accrued expenses and liabilities	517	288
Net cash provided by operating activities	43,545	35,170
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(23,536)	(10,298)
Proceeds from sales of short term investments	3,952	245
Capital additions	(6,351)	(8,306)
Proceeds from the sale of fixed assets	28	0
Net cash used in investing activities	(25,907)	(18,359)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	0	10
Taxes related to equity compensation awards, net	(548)	(859)
Payment of dividends	(14,923)	(14,882)
Net cash used in financing activities	(15,471)	(15,731)
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,167	1,080
CASH AND CASH EQUIVALENTS, beginning of period	16,186	47,594
CASH AND CASH EQUIVALENTS, end of period	$18,353	$48,674

NUTRISYSTEM, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS
	(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Adjusted EBITDA	$9,555	$8,851	$26,982	$24,558
Non-cash employee compensation
expense	(1,141)	(1,500)	(3,510)	(4,679)
Other expense	0	0	0	(78)
Interest expense, net	(41)	(244)	(123)	(754)
Income tax (expense) benefit	(1,105)	911	(4,030)	1,045
Depreciation and amortization	(1,912)	(2,570)	(6,803)	(8,112)
One-time charges:
Settlement with supplier	(5,000)	0	(5,000)	0
Severance and related charges	0	(758)	(1,441)	(7,656)
Impairment of supplier advance	0	(2,100)	0	(2,100)

Total one-time charges	(5,000)	(2,858)	(6,441)	(9,756)

Net income	$356	$2,590	$6,075	$2,224

Adjusted EBITDA is defined as net income excluding non-cash employee compensation, other expense, interest, income taxes, depreciation and amortization, and one-time charges.

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED OPERATING INCOME RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended			Nine Months Ended
		September 30,		September 30,
	2013		2012	2013	2012

Operating income as reported		$1,502	$1,923	$ 10,228	$2,011
Adjustment for one-time charges		5,000	2,858	6,441	9,756

Adjusted operating income		$6,502	$4,781	$ 16,669	$11,767

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income as reported	$356	$2,590	$6,075	$2,224
Income tax expense (benefit) as
reported	1,105	(911)	4,030	(1,045)

Income before income taxes	1,461	1,679	10,105	1,179
Adjustment for one-time charges	5,000	2,858	6,441	9,756

Adjusted income before income taxes	6,461	4,537	16,546	10,935
Adjusted income tax expense	2,132	1,588	5,460	3,827

Adjusted net income	$4,329	$2,949	$11,086	$7,108

Adjusted diluted income per common share	$0.15	$0.10	$0.38	$0.25

Diluted weighted average shares
outstanding as reported	28,261	27,801	28,160	27,642

Adjusted income tax expense for the three and nine months ended September 30, 2013 has been calculated using a tax rate of 33%. For the three and nine months ended September 30, 2012, the adjusted income tax expense was calculated using a tax rate of 35%.

Statement Regarding Non-GAAP Financial Measures

We believe Adjusted EBITDA, Adjusted operating income and Adjusted net income are useful performance metrics for management and investors because they are indicative of the ongoing operations of the Company. These non-GAAP measures exclude certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.